EXHIBIT 10.27

LOAN MODIFICATION AGREEMENT DATED AUGUST 24, 2005 BETWEEN THE REGISTRANT AND SILICON VALLEY BANK

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (this “Modification”) is entered into as of August 24, 2005 by and between Kana Software, Inc. (the “Borrower”) and Silicon Valley Bank (“Bank”).

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement dated July 10, 2000, as amended or modified from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated December 28, 2001, pursuant to which, among other things, the Committed Revolving Line was decreased to Three Million Dollars ($3,000,000). The Loan Agreement was further modified pursuant to, among other documents, a Loan Modification Agreement, dated November 22, 2002, pursuant to which, among other things, the Committed Revolving Line was increased to Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in the Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

(1)	Subsection (a) of Section 2.3 entitled “Interest Rate, Payments” is hereby amended to read as follows:

“(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 percentage points above the Prime Rate; until July 1, 2005, on which date Advances shall commence to accrue interest on the outstanding principal balance at a per annum rate of 1.0 percentage point above the Prime Rate. Commencing on September 30, 2005, if Borrower maintains at least $13,000,000 in unrestricted cash on its balance sheet on that date and at all times thereafter, Advances shall accrue interest on the outstanding principal balance at a per annum rate of the Prime Rate.”

(2)	Section 6.11 “Minimum Unrestricted Cash on Balance Sheet” is hereby amended to read as follows:

“6.11. Minimum Unrestricted Cash on Balance Sheet. Borrower shall maintain at least $11,000,000 in unrestricted cash on its balance sheet at all times and tested monthly; until September 30, 2005, at which date and at all times thereafter

Borrower shall maintain at least $13,000,000 in unrestricted cash on its balance sheet, tested monthly.

(3)	Section 6.12 of the Loan Agreement is modified to read in its entirety as follows:

6.12. Minimum EBITDA. Borrower shall not permit EBITDA, for the fiscal quarter to be less than the amount set forth below opposite such period:

Quarter Ending	Amount
June 30, 2005 only	$0

Provided that Borrower’s loss for the fiscal quarter ending June 30, 2005 does not exceed One Million Nine Hundred Thousand Dollars ($1,900,000), compliance with this Section 6.12 shall not be required. Further, this Section 6.12 shall be deleted in its entirety commencing with the fiscal quarter ending September 30, 2005.

(4)	Section 6.10 of the Loan Agreement (Compensating Balances) is hereby amended to replace the dollar amount of “$7,000,000” in the first line thereof with the dollar amount of “$8,000,000.”

(5)	The Compliance Certificate attached as Exhibit D to the Loan Agreement is hereby deleted in its entirety and replaced with the Compliance Certificate attached hereto as EXHIBIT A.

B.	Waiver of Covenants.

(1)	Bank hereby waives Borrower’s compliance with (A) the reporting requirements contained in Section 6.2(a)(i) (delivery of monthly balance sheet and income statement) for the months ending May through September 2005 only; (B) the reporting requirement contain in Section 6.2(b) (delivery of compliance certificate) for the month ending June 2005 only; and (C) the reporting requirement contained in Section 6.2(a)(ii) (delivery of audited annual financial statements) for the fiscal year ended December 31, 2004 only, provided that such audited statements are to be delivered to Bank not later than August 31, 2005.

Bank’s agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with the above described covenants as of all or any other dates and (2) shall not limit or impair Bank’s right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair Bank’s right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. BORROWER REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as follows (both before and after giving effect to the effectiveness of this Modification): (i) no Event of Default has occurred and is continuing under the Loan Agreement (or would result from the transactions contemplated by this Modification) other than the Existing Default; (ii) Borrower’s execution, delivery and performance of the Loan Agreement, as modified by this Modification, have been duly authorized by all necessary corporate action and do not and will not require any registration with, consent or approval of, or notice to or action by, any person (including any governmental authority) in order to be effective and enforceable; (iii) the Loan Agreement, as modified by this Modification, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and (iv) each of the representations and warranties set forth in Section 5 of the Loan Agreement is true, correct and complete as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete as of such other date).

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against payment of any of the Obligations. Borrower acknowledges that it is liable for all Obligations and all other obligations under the Loan Documents.

7. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Five Thousand Dollars ($5,000) (“Loan Fee”) plus all out-of-pocket fees, including reasonable legal fees.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Modification in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

9. CONDITIONS. The effectiveness of this Modification is conditioned upon payment of the Loan Fee and execution and delivery by Borrower of this Modification.

IN WITNESS WHEREOF, each of the parties has caused this Loan Modification Agreement to be executed by one of its representatives thereunto duly authorized, as of the date first above written.

BANK:		BORROWER:

SILICON VALLEY BANK		KANA SOFTWARE, INC.

By:	/s/ Nick Tsiagkas	By:	/s/ John Thompson
Name:	Nick Tsiagkas	Name:	John Thompson
Title:	Relationship Manager	Title:	Chief Financial Officer